SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
PURSUANT TO SECTION 12(b) or (g) OF THE
SECURITIES EXCHANGE ACT OF 1934

FutureIT, Inc.

(Exact name of registrant as specified in its charter)

Delaware	98-0517683

(Jurisdiction of incorporation or organization)	(IRS Employer Identification No.)

FutureIT, Inc. 4 Hamelacha Street North Industrial Area, Lod, Israel	71520

(Address of principal executive offices)	(Zip Code)

        Securities to be registered pursuant to Section 12(b) of the Act: None

        If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), check the following box. ☐

        If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), check the following box. ☒

        Securities Act registration statement file number to which this form relates: 333-148174

        Securities to be registered pursuant to Section 12(g) of the Act:

Title of each class to be so registered	Name of each exchange on which each class is to be registered

Shares of Common Stock, par value $0.0001 per share	None

Item 1.	Description of Registrant's Securities to be Registered.

        This registration statement relates to the registration with the Securities and Exchange Commission of shares of Common Stock, $0.0001 par value (the “Common Stock”), of FutureIT, Inc., a Delaware corporation (the “Registrant”). The description of the Common Stock to be registered hereunder is set forth under the caption “Description of Securities” in the Registrant’s Registration Statement on Form SB-2, Registration No. 333-148174 (the “Registration Statement”), initially filed with the Securities and Exchange Commission on December 19, 2007 and amended on January 23, 2008 and January 30, 2008. The Registration Statement is incorporated herein by this reference.

Item 2.	Exhibits

Exhibit Number	Description
3.1	Amended and Restated Certificate of Incorporation *
3.2	By-laws *

* Incorporated by reference to the Registrant’s Registration statement on Form SB-2 (File No. 333-148174) filed with the Securities and Exchange Commission on December 19, 2007.

SIGNATURE

        Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the Registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

Date: July 14, 2008	FutureIT, Inc. By: /s/ Nimrod Zahavi —————————————— Print Name: Nimrod Zahavi Title: Chief Executive Officer